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                                                                     EXHIBIT 99
                          UNITED STATES DISTRICT COURT
                           WESTERN DISTRICT OF TEXAS
                              SAN ANTONIO DIVISION

50-OFF STORES, INC.                   )
         Plaintiff,                   )
                                      )
v.                                    )
                                      )
BANQUE PARIBAS (SUISSE) S.A.,         )           CIVIL NO. SA-95-CA-159
et. al.,                              )
         Defendants,                  )
                                      )
v.                                    )
                                      )
THE CHASE MANHATTAN BANK,             )
N.A., et. al.,                        )
         Third-party defendants.      )





                                    JUDGMENT

         The Court has conducted the jury trial of this cause. After having considered the entire record, including the jury's answers to the special interrogatories, the Court hereby enters judgment in favor of plaintiff 50-Off Stores, Inc. against defendant The Chase Manhattan Bank in the amount of one hundred forty-eight million five hundred seventy-five thousand dollars and no/100 cents ($148,575,000.00) plus costs of court. This reflects a credit of two million four hundred thousand dollars and no/100 cents ($2,400,000.00) as a result of plaintiff 50-Off Stores, Inc.'s settlement with defendant Banque Paribas (Suisse) S.A. Additionally, the Court awards plaintiff 50-Off Stores, Inc. pre-judgment interest on the sum of twelve million nine hundred seventy-five thousand dollars and no/100 cents ($12,975,000.00) at the annual rate of 10 percent per annum, to be paid from November 18, 1994, until the date of entry of this judgment. Post-judgment interest shall accrue at the rate of
5.42 percent.

         Signed this 4th day of December, 1997.

                                                  /s/ H. F. Garcia
                                                  ------------------------------
                                                  H. F. GARCIA
                                                  UNITED STATES DISTRICT JUDGE